LONGDOWN FINANCIAL CONSULTANTS LIMITED
31 Compton Way
Farnham GU10 1QT
United Kingdom

March 1, 2001

Board of Directors
Asia Broadband, Inc.
Suite 2120 - 1066 West Hastings Street
Vancouver, B.C. V6X 3XI

Dear Sirs/Madam,

Re: Letter Agreement for Appointment of Executive Chairman

This Letter of Agreement between Asia Broadband, Inc ("AB") and Longdown Financial Consultants Limited ("LFCL") and Mr. R.D. McVeigh, is to serve as the formal Agreement for LFCL to provide AB with the services of Mr. McVeigh as Executive Chairman of AB on the following terms and conditions:

1. LFCL agrees to release Mr. McVeigh to act as Executive Chairman of AB for a minimum period of two (2) years renewable on mutual consent;

2. In consideration of such release, AB will pay LFCL the sum of US Dollars One Hundred Thousand (US$ I 00,000) per annum in equal monthly payments, the first payment commencing March 1, 2001. Such payment is to be reviewed on September 1, 2001;

3. In return for his services, AB undertakes to issue to Mr. McVeigh or his trustee, 500,000 common shares of AB at the nominal price of US$50, such shares to be issued as follows:

i) 200,000 freely tradable shares upon execution of this Agreement;

ii) 300,000 shares to be issued pursuant to a Board Resolution.

4. Mr. McVeigh will also be entitled to participate in the Company's stock option plan on the following basis:

i) 75,000 stock options vesting on September 15, 2001, and a further 75,000 vesting every six months thereafter up to a total of 300,000;

ii) Such option can be exercised at Mr. McVeigh's option and in accordance with the plan based on the Company's stock price as quoted on the NQB on March 1, 2001. (i.e. US$O.20 per share).

5. In consideration of receiving the shares in 3 above and the stock option plan in (4) above, Mr. McVeigh hereto agrees to perform the following duties:

i) To support the structure and reform of the Board of Directors;

ii) To assist in the negotiation and development of AB's broadband and related activities in China, especially in Shanghai and Tianjin;

iii) To provide guidance and take a leading role in raising capital and/or debt finance for AB's future development;

iv) To provide such other services and perform such other duties as may from time to time be assigned to him by AB's Board of Directors;

v) To serve the Company at all times well and faithfully and use his best efforts to promote the interests of the Company.

6. AB hereby undertakes:

i) To ensure Mr. McVeigh is protected from any liability resulting from acting on behalf of the Company and the Company will secure Directors and Officers Liability insurance to protect him and the other directors and/or officers;

ii) To reimburse Mr. McVeigh and/or LFCL for any travel and/or out-of-pocket expenses incurred on the Company's behalf and duly evidenced.

7. This Agreement may be terminated by Mr. McVeigh by giving three (3) months written notice to the Board of Directors.

8. The Board of Directors of AB may terminate Mr. McVeigh's contract by giving him three (3) months written notice.

The parties hereto accept and agree to the above terms and conditions this 1st day of March, 2001.

Signature: /s/signed
On behalf of Asia Broadband, Inc.
Board of Directors

Signature: /s/signed
On behalf of Longdown Financial
Services Limited

Signature: /s/R.D. McVeigh
Name: R.D. McVeigh

Signature: /s/Christine Reynolds
Name: Christine Reynolds
Witness to above signatories